Exhibit 2.1

Filed in the Office of the                                 Filing Fee: $155.00
Secretary of State                                             Receipt #C53876
of the State of Nevada                                Chase Index Incorporated
Jul 08 1990                                                   13100 Magnolia #
No. 5179-90                                                              G-200
                                                              Corona, CA 91719



                            ARTICLES OF INCORPORATION

                                       OF

                              ORANGE COUNTY BANCORP

The undersigned proposes to form a corporation under the laws of the State of Nevada, relating to private corporations, and to that end hereby adopts articles of incorporation as follows:

                                   ARTICLE ONE
                                      NAME
                                      ----

The name of the corporation is ORANGE COUNTY BANCORP.

                                  ARTICLE TWO
                                    LOCATION
                                    --------

The principal office of this corporation is to be at 5059 S. McCARRAN BLVD., SUITE 800, RENO, NEVADA 89502.

                                 ARTICLE THREE
                                    PURPOSES
                                    --------

This corporation is authorized to carry on any lawful business or enterprise.


                                  ARTICLE FOUR
                                 CAPITAL STOCK
                                 -------------

The amount of the total authorized capital stock of this corporation is $25,000 as 25 MILLION SHARES at $.001 PAR VALUE. Such shares are non-assessable.


                                  ARTICLE FIVE
                                    DIRECTORS
                                    ---------

The members of the governing board of this corporation shall be styled directors. The name and address of the member of the first board of directors is KRISTINE RIGBY, 100 S. CANYON CREST DRIVE., ANAHEIM, CA. 92808.

Directors shall have no personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as a director. This provision does not eliminate or limit the liability of a director for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or the payment of


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dividends in violation of NRS 78.300.


                                  ARTICLE SIX
                                 INCORPORATORS
                                 -------------

The name and address of the incorporator is H. N. TERMOHLEN, c/o CHASE INDEX INC., 5059 S. MC CARRAN BLVD., SUITE #800, RENO, NEVADA 89502.

                                 ARTICLE SEVEN
                              PERIOD OF EXISTENCE
                              -------------------

The period of existence of this corporation shall be perpetual.

                                 ARTICLE EIGHT
                     AMENDMENT OF ARTICLES OF INCORPORATION
                     --------------------------------------

The articles of incorporation of the corporation may be amended from time to time by a majority vote of all, shareholders voting by written ballot in person or by proxy held at any general or special meeting of shareholders upon lawful notice.

                                  ARTICLE NINE
                            STATUTORY RESIDENT AGENT
                            ------------------------

The corporation does hereby name, constitute and appoint as its statutory resident agent within the State of Nevada for receipt of process or any other lawful purpose, H. K. TERMOHLEN, c/o CHASE INDEX INCORPORATED, 5059 S. MC CARRAN BOULEVARD, SUITE #800, RENO, NEVADA 89502. The resident agent's telephone number is (702) 324-2377. This appointment of resident agent shall be continuous unless otherwise changed by the Board of Directors of the corporation acting pursuant to the laws of the State of Nevada.

                                  ARTICLE TEN
                                VOTING OF SHARES
                                ----------------

In any election participated in by the shareholders, each shareholder shall have one vote for each share of stock he owns either in person or by proxy as provided by law. Cumulative voting shall not prevail in any election by the shareholders of this corporation.


IN WITNESS WHEREOF the undersigned, H. K. TERHOBLEN for the purpose of forming a corporation under the laws of the State of Nevada, does make, file and record these articles, and


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

certifies that the facts herein stated are true; and I have accordingly hereunto set my hand this day.



                                                 INCORPORATOR:


                                                 /s/ HERMAN K. TERMOHLEN
                                                 ---------------------------
                                                 HERMAN K. TERMOHLEN




STATE OF CALIFORNIA

COUNTY OF RIVERSIDE

Personally appeared HERMAN K. TERMOHLEN before me, a notary public, and executed time above instrument.

                                                 /s/ Helen J. Termonlen
                                                 ---------------------------
                                                 SIGNATURE OF NOTARY
[SEAL]

Notary stamp or seal
Date    5/24/90
     -------------

                           CERTIFICATE OF ACCEPTANCE
                        OF APPOINTMENT OF RESIDENT AGENT
                        --------------------------------

H. K. TERMOHLEN, c/o CHASE INDEX, INC., hereby certifies that on May 23, 1990, we accepted appointment as Resident Agent for ORANGE COUNTY BANCORP, in accordance with Sec. 78.090. NRS 1957.

Furthermore, that the principal office in this state is located at 5059 S. McCarran BLVD., RENO, NEVADA 89502.

In Witness Whereof, I have hereunto set my hand this MAY 23, 1990.



                                                 /s/ H. K. TERMOHLEN
                                                 ---------------------------
                                                 H. K. TERMOHLEN
[RECEIVED STAMP]
[MAY 29,1999]

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